SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                 _____________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported)   April 27, 1995


                        MILLER BUILDING SYSTEMS, INC.
                (Exact name of registrant as specified in its charter)


         Delaware               0-14651                 36-3228778
    (State or other         (Commission           (IRS Employer
    jurisdiction of         File Number)          Identification No.)
    incorporation)


        58120 County Road 3 South
        P.O. Box 1283
          Elkhart, Indiana                                46515
    (Address of principal executive offices)         (Zip Code)


      Registrant's telephone number, including area code  (219) 295-1214




    (Former name or former address, if changed since last report.)



    The index to Exhibits is at page 2 in the sequential numbering system. Total pages: 3



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Item 5.    Other Events


     1. On April 27, 1995, the Board of Directors of the Registrant adopted a resolution amending Article III (Directors), Section 3.1 of the By-Laws of the Registrant. This resolution fixed the number of directors of the Registrant at eight (8), effective April 27, 1995. Prior to the adoption of this resolution to amend the By-Laws, the number of directors of the Registrant was fixed at seven (7). No other changes were made to the By-Laws.

     2. Myron C. Noble was elected to the Board of Directors on April 27, 1995 filling the vacancy created by the foregoing amendment (Item 5-1).



                                   Exhibits

     Article III (Directors) Section 3.1 of the Registrant's By-Laws, as amended on April 27, 1995.


Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  May 19, 1995


                                Miller Building Systems, Inc.



                                   By:  \Edward C. Craig
                                        Edward C. Craig,
                                        President and
                                        Principal Executive Officer









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                         MILLER BUILDING SYSTEMS, INC.

                              EXHIBIT TO FORM 8-K
                                 April 27, 1995


                                  Article III

                                   Directors


Section 3.1 Number and Election. The number of directors which shall constitute the whole board shall be eight (8). Directors shall be elected annually by the stockholders as provided in Section 2.1 or in accordance with Section 3.2 of these by-laws and each director elected shall hold office until his successor shall be elected and shall qualify. Directors need not be residents of the State of Delaware or stockholders of the corporation.

































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